EXHIBIT 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Capital, Inc.	CONTACT: Investor Relations
	18111 Preston Road, Suite 600	972-349-3256
Dallas, TX 75252

PMC Capital Announces Quarterly Dividend of $0.12 Per Share

PMC Capital, Inc.
AMEX (Symbol: “PMC”)

Dallas, TX	September 11, 2003

     PMC Capital, Inc. announced that its Board of Directors (the “Board”) has declared a dividend of $0.12 per common share. The dividend will be paid to shareholders of record September 30, 2003, payable on October 14, 2003.

     PMC Capital is a closed-end investment company that originates commercial mortgages and manages, through a subsidiary, a real estate investment trust, PMC Commercial Trust.

     Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “expects,” “anticipates” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements can be subject to certain risks and uncertainties, including the financial performance of the Company, real estate conditions and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.